Exhibit 99.1
UDR Announces Proposed Offering of Common Stock
Company Release - July 12, 2011
DENVER—(BUSINESS WIRE) — UDR, Inc. (NYSE:UDR) today announced that it plans to sell 15,000,000 shares of its common stock in an underwritten public offering. UDR also plans to grant the underwriters a 30-day option to purchase up to an additional 2,250,000 shares to cover overallotments, if any. All of the shares of common stock will be offered by the Company and will be issued under a currently effective shelf registration statement filed with the Securities and Exchange Commission.
The Company expects to use the net proceeds from the offering to fund potential and recent acquisitions, for working capital and for general corporate purposes.
BofA Merrill Lynch, J.P. Morgan, Morgan Stanley and Wells Fargo Securities will serve as joint book-running managers for the offering. A preliminary prospectus supplement and final prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, telephone: (866) 803-9204; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, telephone: (866) 718-1649 or email: prospectus@morganstanley.com; or Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, telephone: 1.800.326.5897 or email: cmclientsupport@wellsfargo.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the security laws of any state or other jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.
About UDR, Inc.
UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2011, UDR owned or had an ownership position in 59,614 apartment homes including 1,170 homes under development. For over 38 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations concerning the joint venture with MetLife, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under U.S. securities laws.
Source: UDR, Inc.
Contact:
UDR, Inc.
H. Andrew Cantor, 720-283-6083
acantor@udr.com